Exhibit 99.1

JOINING WITH ATKINS: QUESTIONS & ANSWERS

1.	Is the $17.137 per share offer after the 3 for 1 stock split that occurred earlier this year?

Yes. Viewed on a pre-split basis, Atkins is paying $51.41 per share.

2.	How will the sale of stock be handled? Would I automatically sell my PBSJ stock to Atkins, or could I retain it as Atkins stock?

All shares of PBSJ stock, whether held directly by you or in your 401(k) and ESOP accounts, will be converted in the merger into the right to receive cash at the $17.137 price per share. Restricted stock will become fully vested and will be treated the same as other shares. Atkins stock is not being offered in the merger.

Shortly following the effectiveness of the merger, you will receive instructions from the paying agent as to how to exchange your stock certificates (and uncertificated shares) and receive payment for your shares that are held by you directly (as opposed to those shares held for your account in the ESOP and 401(k) plans). In addition, the paying agent will also send you a document known as a “letter of transmittal” for you to complete and return together with your stock certificates. For your directly owned shares, you will be issued a check from the paying agent, who will deduct any applicable withholding taxes, shortly after you submit your certificates and the letter of transmittal in accordance with the paying agent’s instructions. If you received a loan from PBSJ secured by your shares, then you will receive the difference between the price being paid for the shares and the unpaid balance of the loan.

For shares held for your ESOP and 401(k) accounts, payment in cash will be made to Charles Schwab as the trustee and allocated to your account. We will provide you with information regarding your alternatives for the distribution of this cash once we have determined the treatment of the 401(k) plan, which we expect to occur soon.

3.	Will PBSJ shareholders be provided with any options to defer the tax on long-term capital gains?

No.

4.	Will the company be able to help us determine our basis for calculating our tax liability?

The company will be able to provide the shareholder with the cost basis information it has on file; however, it is ultimately the shareholder’s responsibility to verify this information.

5.	Will PBSJ be offering expanded financial advice through Charles Schwab or other financial resources to answer/advise employees on investment?

No, we will not be offering any investment advice other than that currently offered to 401(k) participants through Charles Schwab.

6.	If I am interested in buying shares of Atkins stock via the 401(k) plan, will Charles Schwab enable the process so that I can buy the shares directly using my existing Schwab account?

Atkins stock will not be a direct investment option under the Schwab 401(k) program, unless you are a participant in the Schwab Personal Choice program. Please contact Charles Schwab for details.

7.	Will the PBSJ KECAP plan be cashed out?

There currently are no plans to eliminate the KECAP program; however, the plan is being reviewed in connection with the transaction.

8.	Will this merger be completed and the payment for PBSJ shares be distributed before December 31, 2010?

Yes, we expect that it will, assuming shareholder and regulatory approvals are received in the expected time frames.

9.	What will happen to the money that I have contributed to the Employee Stock Purchase Program (the “ESPP”) this year?

Funds in the ESPP will be applied to purchase shares of PBSJ stock at a price per share of $11.79 (90% of the September 30, 2009, price per share of $13.10) immediately prior to the effectiveness of the merger. The shares that will be acquired will be paid for in the merger at $17.137 per share like any other outstanding share of PBSJ stock. You will be issued a check from the paying agent for the merger consideration of $17.137 per share in respect of any ESPP shares, less any applicable withholding taxes.

10.	When will the ESPP payroll deductions stop?

Contributions to the ESPP will terminate with the payroll check issued on August 20, 2010. If you were not an ESPP participant on August 1, 2010, you will not be able to enroll now.

11.	Will the company match to our 401(k) contributions for 2010 be done prior to the merger? How will that be addressed?

No, the company match to employees’ 401(k) contributions for 2010 will not be done prior to the merger. We anticipate that the timing of the 401(k) match will not change

12.	Will we still get 401(k) matching company money in the future, and if so, will the same 6% match remain?

At this time, we anticipate that PBSJ’s current benefit programs will remain in place. However, the ESOP component of the 401(k) plan will terminate following the merger because all PBSJ stock will be owned by Atkins at that time. The new owners will determine the nature of future benefit programs.

13.	What happens to a 401(k) match that is unvested?

The current vesting period requirements of the 401(k) will not change.

14.	How will those who have loans through the 401(k) plan be affected by the acquisition?

The 401(k) plan is unaffected by the transaction, other than the replacement of PBSJ shares with cash and the termination of the ESOP component of the plan.

15.	What happens to restricted stock?

Restricted stock will become fully vested and cashed out upon the effectiveness of the merger like any other outstanding share of PBSJ stock. The merger consideration of $17.137 per share, less applicable income tax withholding, will be distributed via check by the paying agent.

16.	If PBSJ employees want to purchase stock in Atkins, what should they do? Does Atkins have an ESPP or equivalent?

Atkins does not have an ESPP. Consult your stock broker if you are interested in purchasing Atkins stock in the open market.

17.	How will our benefits be affected by our merger with Atkins? (This includes PTO accrual; holidays; salary levels; medical, dental, vision, disability, and life insurance; part-time regular benefits; FMLA; flex schedule; and assistance for education.)

Per Atkins’ Chief Executive Keith Clarke, there will be no immediate changes to existing benefit programs as a result of the merger. However, Atkins may in the future determine to modify benefits and compensation policies as permitted by the terms of PBSJ’s existing benefit plans and policies and applicable law.

18.	Will the PTO cash-in be continued for this November?

Yes.

19.	What will happen to the “sick” hours carried by a few long-time employees?

We do not anticipate any changes in those hours as a result of the merger. However, Atkins may in the future determine to modify benefits and compensation policies as permitted by the terms of PBSJ’s existing benefit plans and policies and applicable law.

20.	Will my PTO be based on the merger date or my date of hire?

Your years of service for vacation will remain based on your original date of hire.

21.	What happens with the extra paid week we owe the company from the transition to ADP?

That obligation will remain. There are no changes as a result of this transaction.

22.	Will the Associates program go away or be modified under the new company?

That will be addressed by the Transition Team.

23.	Will the Associates program bonuses or the discretionary incentives for non-associates be continued?

That will be addressed by the Transition Team.

24.	Will we still be paid biweekly?

Yes. However, Atkins may in the future determine to modify benefits and compensation policies as permitted by the terms of PBSJ’s existing benefit plans and policies and applicable law.

25.	Will employee titles be affected?

That will be addressed by the Transition Team.

26.	Will employee programs (such as the EAC) be affected?

That will be addressed by the Transition Team.

27.	What will happen with my H-1B status? My green card filing?

We do not anticipate that there will be any change in your H-1B status or green card filing as a result of the merger. However, you should consult the Director of Human Resources for more information.

28.	How would the acquisition affect our company name?

We anticipate that the PBS&J name will change to Atkins on April 1, 2011, however, PRBC will continue to operate under the Peter R. Brown Construction, Inc. name.

29.	Will Faithful + Gould remain separate or join PBSJ? How will we interface with them after the merger?

We anticipate that they will remain separate. Interfacing will be addressed by the Transition Team.

30.	What happens with Sarbanes-Oxley (SOX) compliance?

While the SOX rules will no longer directly apply to us, the UK has its own rules (called Turnbull) that will. Internal controls will still be important and are expected to remain in place following the merger.

31.	Will we change from U.S. GAAP to IFRS?

It is expected that we will continue to prepare our financial statements on a daily basis following U.S. GAAP, and track and adjust IFRS differences separately, so that we can report on either basis.

32.	Will PBSJ change to Atkins’ fiscal year (April 1 to March 31)?

Yes.

33.	Will PBS&J still need overhead audits? If so, will they be done as of September 30 or March 31?

Yes, and they will change to March 31 at the appropriate time.

34.	How does the acquisition affect current contracts and overhead?

It should have no significant effect.

35.	Will contract amendments be required if the name changes?

Generally not, but this will be reviewed by the Transition Team.

36.	Will we still be required to comply with DCAA/FAR/CAS requirements?

Yes, PBS&J will still need overhead audits and will still need to comply with DCAA/FAR/CAS as long as we perform work for the U.S. federal government and state governments with similar requirements.

37.	Will there be a hiring freeze during the transition period?

That is the decision of the individual business units, although there are certain limitations imposed on PBSJ under the merger agreement.

38.	What financial system does Atkins use? If different than Oracle, will we transition to that system?

Atkins uses JD Edwards. We will initially continue to use our existing systems.

39.	Will we be able to continue to support our professional associations, as PBSJ currently does?

We anticipate that we will.

40.	Will the budgets we’re currently completing be extended to match Atkins fiscal year?

Yes. We will prepare a 12-month budget now for October 1, 2010 and then in early 2011 prepare a new 12-month budget starting April 1, 2011.

41.	Will there be opportunities for workshare? In the UK?

We anticipate that there will be.

42.	What is a “wholly owned subsidiary”?

A wholly owned subsidiary is a company whose stock is completely owned by its parent company. For example, today Post, Buckley, Schuh & Jernigan, Inc. (“PBS&J”) is a wholly owned subsidiary of The PBSJ Corporation, and the stock of The PBSJ Corporation is owned by our shareholders. Therefore, PBS&J is a wholly owned subsidiary of The PBSJ Corporation. Following the merger, WS Atkins plc will own all of the stock of The PBSJ Corporation, and The PBSJ Corporation will be a wholly owned subsidiary of Atkins. PBS&J and Peter R. Brown Construction, Inc. will remain wholly owned subsidiaries of The PBSJ Corporation, but they will ultimately be owned by Atkins. Former PBSJ shareholders will no longer be owners of The PBSJ Corporation.

43.	Is it Atkins’ intention to sell Peter Brown Construction after the acquisition rather than trying to integrate them into a global consulting practice?

To our knowledge, Atkins has no current intention to sell Peter Brown Construction or any other part of PBSJ after the acquisition, though they have indicated their intention to shut down the operations of PBS&J International, Inc.

44.	Does Atkins offer any construction management at risk work in the U.S. or elsewhere?

Atkins does not currently perform construction management at risk. However, they do provide certain low risk construction services in the UK.

45.	Currently, I have certain corporate and legal authority as an officer of the firm to act on behalf of PBSJ. Will that change?

That will be addressed by the Transition Team.

46.	Will the new PBSJ subsidiary of Atkins remain a US company?

Yes, but it will have a foreign owner.

47.	Will UK ownership impact our ability to pursue Department of Defense contracts?

We expect that the impact will be minimal, but this is being addressed in the regulatory reviews necessary to complete the transaction.

48.	When pursuing new work, we typically show a “principal” of the firm. Will there be a similar Atkins term/position that has similar authority?

We do not anticipate any change from our current practice.

49.	In what city is Atkins headquartered?

Atkins is headquartered in Epsom, not far from London.

50.	What type of work does Faithful + Gould do in the US?

You can read about Faithful + Gould on the Internet at www.fgould.com

51.	How does the acquisition affect the restructuring of PBS&J to the three group companies?

We understand that there is no intention to reorganize PBS&J at this time.

52.	What is Atkins’ presence in Asia?

Their annual report (see http://ar2010.atkinsglobal.com/) provides a good overview of their worldwide operations.

53.	What is Atkins’ history with acquisitions? What company was their last acquisition?

Atkins has typically grown through organic growth. Acquisitions have historically been very targeted and focused on adding skills or specific geographies. Their last acquisition was a 20-person firm specializing in the design of mechanical equipment in the nuclear sector. Before that they bought a 200-person company in the defense sector.

54.	What information will be included in the proxy?

Information will be provided in the proxy to assist shareholders in evaluating the financial aspects of the transaction, regarding the background and process by which the merger was agreed to, as well as the reasons for the merger and certain other matters required by the Securities and Exchange Commission. There will be limited information on benefits, because the proxy is designed to present information that is material to the decision of a shareholder as such, rather than as an employee.

55.	How will PBSJ jobs be affected? Are eventual consolidations and layoffs expected?

We understand that consolidation of staff was not part of the business case for Atkins to acquire PBSJ. The fact that we had already taken the necessary steps to strengthen our financial position was viewed as a positive. They are looking to grow their presence in the US. Nevertheless, once the merger is completed, Atkins, as the owner of PBSJ, will be entitled to review and adjust work force levels as it deems appropriate.

56.	Who will serve on the Transition Team? If an employee wants to participate or has questions, who should he or she ask?

Wayne Overman (PBSJ) and Graham Roberts (Atkins) will lead the Transition Team. Members of management from both firms will be participating. You can send Wayne comments or questions.

57.	Are we keeping the PBSJ board?

Following the merger, PBSJ will continue to have a Board of Directors, the members of which will be persons designated by Atkins and whose fiduciary obligations will be to Atkins, the ultimate shareholder.

58.	Faithful + Gould is a common competitor of ours in the US, and there are instances where we’re on a teaming contract together. What should we tell the clients?

We are still PBSJ and doing business as PBSJ until the merger is consummated. Following the merger, we would inform the client that both firms are wholly owned subsidiaries of Atkins.

59.	How do we submit an audit package during the transition?

We are still PBSJ and doing business as PBSJ until the merger is consummated.

60.	We have many contracts with local governments that have lasted over several years. Will those be affected?

We do not anticipate that any of our local government contracts will be affected by the merger. Any concerns should be addressed to the Transition Team.

61.	We have strategic design-build arrangements with firms larger than PBS&J. Do you think they will question whether or not to go forward with us?

Firms team with us because of the skills our employees bring to the project. We hope that will not change with this transaction and, given Atkins’ areas of expertise, we may be able to bring more resources to the table.

62.	Is there an expected change to our overhead rate?

Generally no, but this will be reviewed by the Transition Team

63.	Will revenue recognition policies change?

These issues will be worked out by the Transition Team; however, Atkins is aware of PBSJ’s revenue recognition policies, and major changes are not anticipated.

64.	Do we continue to pursue work as normal or hold off on opportunities?

Absolutely continue to pursue work as normal! However, given certain restrictions on our activities pending the merger, new projects and resource commitments must be discussed with your Group President, and any project or teaming activities that involve Atkins should be discussed with Wayne Overman.

65.	Is it a conflict of interest to pursue work as PBS&J during the acquisition process?

No!

66.	Do we have a breakdown on Atkins’ volume of business for each of their markets?

Atkins’ 2010 Annual Report (http://ar2010.atkinsglobal.com/) provides a good overview of their major markets.

67.	Was there any discussion during the talks about including Project Controls with Faithful + Gould?

Not at this time. Those discussions, if appropriate, will be addressed by the Transition Team.

Forward-Looking Statements

This message contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of PBSJ and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, that the parties are unable to successfully implement integration strategies; and other risks that are described in PBSJ’s SEC reports, including but not limited to the risks described in PBSJ’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well PBSJ’s current reports on Form 8-K, filed with the Securities and Exchange Commission. PBSJ assumes no obligation and does not intend to update these forward-looking statements.

Additional Information

In connection with the proposed transaction, PBSJ intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the shareholders of PBSJ. Before making any voting or investment decision with respect to the transaction, investors and shareholders of PBSJ are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by PBSJ with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from PBSJ by directing a request to the Company’s chief financial officer at 800.477.7275, djvrana@pbsj.com, or through the PBSJ website at www.PBSJ.com/proxy.

PBSJ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBSJ’s shareholders in connection with the transaction. Information about the PBSJ’s directors and executive officers is set forth in PBSJ’s proxy statement on Schedule 14A filed with the SEC on January 25, 2010, and PBSJ’s Annual Report on Form 10-K filed on January 13, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that PBSJ intends to file with the SEC.